UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section. References herein to “we,” “us” or “our” refer to the Company and its subsidiaries unless the context specifically requires otherwise.

BREIT Q2 2026 Update

BREIT delivered its best trailing twelve-month performance in nearly four years, with our accelerating returns in the first half of 2026 contributing to a 10.3% Class I return over the last year.1

June net return of 1.1% contributed to a first half return of 5.2% for Class I shares and marked 18 consecutive months of positive performance.1 Since inception nearly 10 years ago, BREIT has delivered a +9.4% ITD net return (Class I), ~40% higher than publicly traded REITs and ~3x the broader private real estate universe on an annualized basis.1,2 Importantly, BREIT has delivered this strong performance across vastly different investment environments, from a period of persistently low interest rates to a global pandemic and then one of the fastest rate-hiking cycles in history.

Consistent Income with Potential Tax Benefits

Approximately half of BREIT’s total return is income with potential tax benefits. BREIT generated a 4.6% annualized distribution rate (Class I) and in 2025, 100% of BREIT’s distribution was classified as return of capital, bringing our annualized distribution rate to 7.3% on a tax-equivalent basis.3,4,5,* For investors in high-tax states such as New York or California, BREIT’s distributions are even more compelling at ~9% on a tax-equivalent basis.6 Importantly, BREIT has paid a stable distribution since inception, providing a reliable and consistent source of income.7

Blackstone and BREIT also recently launched Blackstone Real Estate Exchange (“BXREX”), a 1031 DST exchange program, which gives us the opportunity to expand and diversify our capital-raising strategies. BXREX allows real estate owners to exchange eligible properties for institutional-quality real estate identified and managed by Blackstone Real Estate through a DST structure. To learn more about the BXREX program, please visit the BXREX website.

Capital Rotating into Real Estate

In a world of persistent volatility and rapid AI disruption, we are seeing investors turn to real estate due to its tangible, cash-flowing assets and lower obsolescence risk relative to other asset classes. As AI’s role in the economy grows, people will still need a place to live, goods will still flow through warehouses, and data centers will only become more essential. And real estate can bring meaningful diversification benefits at a favorable valuation entry point: real estate values today remain 14% below their prior peak while most other asset classes are near all-time highs.8,9 Together, these dynamics have triggered meaningful capital rotation into the sector.10

We are seeing this firsthand in BREIT: June marked our fifth consecutive month of positive net flows, the second quarter of 2026 was BREIT’s first quarter of positive net flows in nearly four years, and our average ticket size has increased 18% year-over-year.11 Institutional investors are also increasingly looking to private real estate, with allocations expected to rise at the fastest pace in over six years.12 In the public markets, the U.S. REIT index is up +17.6% year-to-date and outperforming the S&P 500 by nearly 7.5% – the largest margin in the last 10 years.13

Real Estate Recovery Today

Scarce new supply and healthy capital markets are underpinning the ongoing recovery. On the supply side, new construction starts have fallen dramatically across most major sectors globally, and deliveries in BREIT’s key sectors of multifamily and industrial are near 12-year lows.14 This has been driven by higher construction costs, which have risen 50% over the past six years.15 As new construction becomes more costly, demand concentrates in existing assets, supporting rents and valuations.

Capital markets activity is reinforcing the recovery. The all-in cost of capital in the U.S. is down 35% from the 2023 peak despite base rate pressure.16 At the same time, year-to-date U.S. CMBS issuance is up 23% year-over-year to the highest levels in nearly two decades.17 Simply put, there is more debt capital available at lower cost which is leading to increased transaction activity. U.S. transaction volumes have increased 22% year-over-year and are now higher than pre-COVID levels.18

This favorable supply-demand dynamic, combined with a strong capital markets backdrop, underpins our conviction that now is the time to be invested in real estate.

Actively Managed, High Conviction Portfolio

Navigating an environment increasingly defined by geopolitical, macroeconomic, and AI-related uncertainty requires disciplined investing and focus on fundamental data. Blackstone Real Estate has navigated market cycles for 30+ years, and our high-conviction, thematic investment approach is rooted in real-time proprietary insights. As the world’s largest owner, buyer, and seller of commercial real estate, we believe we have unmatched visibility into market trends and the ability to deploy capital at scale.19

As active managers, we are relentlessly focused on ensuring your capital is invested behind our best ideas and BREIT’s portfolio reflects that commitment. Today, BREIT is ~90% concentrated in Blackstone Real Estate’s highest conviction sectors of rental housing, industrial, and data centers, and ~65% concentrated in fast-growing Sunbelt markets.20

Data Centers: Digitalization and the rapid growth of AI are reshaping the global economy, with data centers at the heart of this transformation. AI applications require enormous computing power, driving unprecedented demand. Hyperscaler capex has grown meaningfully to support this demand, from $92B in 2021 to nearly $800B today (8x increase), and these fast-growing companies are expected to invest $3T+ over the next five years.21 Meanwhile, power availability, zoning constraints, and skilled labor shortages have created significant barriers to new supply.

Through QTS, the world’s largest and fastest-growing data center company, BREIT is uniquely positioned to benefit from one of the most powerful secular growth trends in real estate.22 Since Blackstone and BREIT acquired QTS in 2021, we have grown the company ~16x and seen record leasing over the last twelve months.23,** QTS’s Q2 leasing is up +50% year-over-year, and BREIT deployed $5.7B into pre-leased data center developments in the first half of 2026, bringing total deployment to $9B over the last year.24 We believe we are still early in the trajectory of this business: QTS has a $30B committed development pipeline today and owns a ~10,000-acre land bank that is largely entitled with access to power, which we believe positions BREIT to benefit from sustained growth well into the future.25,**

Industrial: BREIT’s portfolio of last-mile, infill warehouses near dense population centers is benefiting from strong, durable demand tailwinds. E-commerce demand continues to strengthen as online consumers increasingly prioritize fast delivery, with Amazon Prime same- and next-day deliveries up 30% year-over-year.26 Looking ahead, AI-driven purchases are projected to reach $1T by 2030, adding another gear to e-commerce growth which we believe will translate into additional demand for warehouses.27

E-commerce has produced durable demand growth for warehouses.28 But today, BREIT’s portfolio is also seeing a new demand catalyst emerge, as the U.S. reindustrialization boom takes hold. In the last 18 months, $10T+ private and foreign investment in U.S. reindustrialization has been announced and the ongoing buildout of digital infrastructure has accelerated, with data center-adjacent tenants accounting for 15% of new leases signed across Blackstone’s logistics platform.29,30

These powerful demand drivers, coupled with collapsing supply, are translating into accelerating fundamentals. Our year-to-date same-store leasing volume is up 35% year-over-year, and BREIT is signing leases at rents 44% above expiring levels.31,32 With new construction starts down 65%+ from their 2022 peak and 2026 market rents 13% above our in-place rents, we believe the sector is primed for strong cash flow growth as we look ahead.14,33

Rental Housing: BREIT’s housing portfolio is strategically diversified across multifamily, student housing, single-family rental, and affordable housing. Our conviction is grounded in a simple reality: people need a place to live and there is not enough housing. The U.S. is building fewer homes today than in the 1960s despite the population having nearly doubled, resulting in a structural undersupply of 4-5M homes.34 Meanwhile, renting remains ~30% more affordable than owning, reinforcing long-term demand and contributing to record tenant retention in our portfolio.35

Across each of these sectors, a common thread is clear: BREIT is investing behind durable, long-term megatrends. Whether it is the growing need for digital infrastructure, the critical role of logistics networks, or persistent undersupply of housing, these are powerful structural forces that will continue to shape how we live, work, and use real estate. Our focus remains on positioning your capital behind Blackstone Real Estate’s best ideas, and we are confident in BREIT’s ability to continue delivering long-term wealth creation, consistent income with potential tax benefits, and portfolio diversification.

We believe now is a terrific moment to be a BREIT stockholder, and we look forward to continuing BREIT’s strong momentum in the back half of the year. Thank you for your continued trust, support, and partnership.

Past performance does not predict future returns. Financial data is estimated and unaudited. All figures as of June 30, 2026, unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

The properties, sectors and geographies referenced herein do not represent all BREIT investments. The selected investment examples presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by BREIT in employing its investment strategies. It should not be assumed that BREIT’s investment in the properties identified and discussed herein were or will be profitable or that BREIT will make equally successful or comparable investments in the future. Please refer to www.breit.com/properties for a complete list of real estate investments (excluding equity in public and private real estate related companies).

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Embedded Growth. Embedded growth represents Blackstone’s expectations for growth based on its view of the current market environment taking into account rents that are currently below market rates and therefore have the potential to increase. These expectations are based on certain assumptions that may not be correct and on certain variables that may change, are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved.

Estimates/Targets. Any estimates, targets, forecasts, or similar predictions or returns set forth herein are based on assumptions and assessments made by Blackstone that it considers reasonable under the circumstances as of the date hereof. They are necessarily speculative, hypothetical, and inherently uncertain in nature, and it can be expected that some or all of the assumptions underlying such estimates, targets, forecasts, or similar predictions or returns contained herein will not materialize and/or that actual events and consequences thereof will vary materially from the assumptions upon which such estimates, targets, forecasts, or similar predictions or returns have been based. Among the assumptions to be made by Blackstone in performing its analysis are, for example, (i) the amount and frequency of current income from an investment, (ii) the holding period length, (iii) EBITDA growth and cost savings over time, (iv) the manner and timing of sale, (v) exit multiples reflecting long-term averages for the relevant asset type, (vi) customer growth and other business initiatives, (vii) availability of financing, (viii) potential investment opportunities Blackstone is currently or has recently reviewed and (ix) overall macroeconomic conditions such as GDP growth, unemployment and interest rate levels. Inclusion of estimates, targets, forecasts, or similar predictions or returns herein should not be regarded as a representation or guarantee regarding the reliability, accuracy or completeness of such information, and neither Blackstone nor a Fund is under any obligation to revise such returns after the date provided to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such returns are later shown to be incorrect. None of Blackstone, a Fund, their affiliates or any of the respective directors, officers, employees, partners, shareholders, advisers and agents of any of the foregoing makes any assurance, representation or warranty as to the accuracy of such assumptions. Investors and clients are cautioned not to place undue reliance on these forward-looking statements. Recipients of the Materials are encouraged to contact Fund representatives to discuss the procedures and methodologies used to make the estimates, targets, forecasts, and/or similar predictions or returns and other information contained herein.

Returns. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share-class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S shares, Class T shares and Class D shares were offered in BREIT’s primary offering but are currently only available to existing holders of such classes pursuant to BREIT’s distribution reinvestment plan. Class S-2 shares, Class T-2 shares, Class D-2 shares and Class I shares may be purchased in BREIT’s primary offering and through BREIT’s distribution reinvestment plan. The inception dates for the Class S, T, D and I shares are January 1, 2017, June 1, 2017, May 1, 2017 and January 1, 2017, respectively. The inception date for Class S-2, T-2 and D-2 shares is September 1, 2025. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Returns listed as (with sales load) assume payment of the full upfront sales charge at initial subscription (3.5% for Class S and S-2 and Class T and T-2 shares; 1.5% for Class D and D-2 shares). The sales charge for Class D shares became effective May 1, 2018. The sales charge for Class S-2, T-2 and D-2 shares became effective September 1, 2025. Returns listed as (no sales load) exclude up-front selling commissions and dealer manager fees. Returns for periods greater than one year are annualized consistent with the IPA Practice Guideline 2018. Returns for periods of less than one year are not annualized. BREIT no longer offers Class S, T, and D shares in its primary offering, and instead offers Class S-2, T-2 and D-2 shares in its primary offering. Due to the short duration since inception, ITD returns for the -2 classes are not yet meaningful. Please see performance information for Class S, T and D shares for additional information.

Sponsor. This material makes reference to Blackstone, a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of the BREIT Adviser. Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

Tax Information. The tax information herein is provided for informational purposes only, is subject to material change, and should not be relied upon as a guarantee or prediction of tax effects. This material also does not constitute tax advice to, and should not be relied upon by, potential investors, who should consult their own tax advisors regarding the matters discussed herein and the tax consequences of an investment. A portion of REIT ordinary income distributions may be tax deferred given the ability to characterize ordinary income as Return of Capital (“ROC”). ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. Investors should be aware that a REIT’s ROC percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantage may vary significantly from year to year. The tax benefits are not applicable to capital gain dividends or certain qualified dividend income and are only available for qualified REITs. If BREIT did not qualify as a REIT, the tax benefit would be unavailable. BREIT’s board also has the authority to revoke its REIT election. There may be adverse legislative or regulatory tax changes and other investments may offer tax advantages without the set expiration. An accelerated depreciation schedule does not guarantee a profitable return on investment and ROC reduces the basis of the investment. While we currently believe that the estimations and assumptions referenced herein are reasonable under the circumstances, there is no guarantee that the conditions upon which such assumptions are based will materialize or are otherwise applicable. This information does not constitute a forecast, and all assumptions herein are subject to uncertainties, changes and other risks, any of which may cause the relevant actual, financial and other results to be materially different from the results expressed or implied by the information presented herein. No assurance, representation or warranty is made by any person that any of the estimations herein will be achieved, and no recipient of this example should rely on such estimations. Investors may also be subject to net investment income taxes of 3.8% and/or state income tax in their state of residence which would lower the after-tax distribution rate received by the investor.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

Use of Leverage. BREIT uses and expects to continue to use leverage. If returns on such investment exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BREIT performance will be depressed. This includes the potential for BREIT to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BREIT’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of BREIT’s investments. This leverage may also subject BREIT and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.

*

Assumes that the investment in BREIT shares is not sold or redeemed. The tax-equivalent distribution rate (Federal) would be up to 1.5% lower taking into account deferred capital gains tax that would be payable upon repurchase. See notes 3 and 4 and “Important Disclosure Information-Tax Information” for more information.

**

In 2021, BREIT along with certain Blackstone-managed investment vehicles formed a joint venture and acquired all outstanding shares of common stock of QTS. QTS figures shown at 100% ownership. As of June 30, 2026, BREIT’s ownership in QTS was 35.4% and the QTS investment accounted for 26.1% of BREIT’s real estate asset value.

1.

Represents BREIT Class I shares. “Accelerating returns” refers to increase in net returns for BREIT Class I shares in the second quarter of 2026 compared to the first quarter of 2026. Monthly returns varied within this period. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class D shares, Class S shares and Class T shares were offered in BREIT’s primary offering but are currently only available to existing holders of such classes pursuant to BREIT’s distribution reinvestment plan. Class D-2 shares, Class S-2 shares, Class T-2 shares and Class I shares may be purchased in BREIT’s primary offering and through BREIT’s distribution reinvestment plan. Returns for periods less than one year are not annualized. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. June net returns for the other share classes: Legacy Class S shares (no sales load): 1.0%; Legacy Class S shares (with sales load): -2.4%; Class S-2 shares (no sales load): 1.0%; Class S-2 shares (with sales load): -2.4%; Legacy Class T shares (no sales load): 1.0%; Legacy Class T shares (with sales load): -2.4%. Class T-2 shares (no sales load): 1.0%; Class T-2 shares (with sales load): -2.4%; Legacy Class D shares (no sales load): 1.1%; Legacy Class D shares (with sales load): -0.4%; Class D-2 shares (no sales load): 1.1%; and Class D-2 shares (with sales load): -0.4%. Please see above for YTD 2026, 1-year, 3-year, 5-year and inception-to-date (“ITD”) net returns. Due to the short duration since inception, LTM returns for the -2 classes are not yet meaningful. Please see performance information for Class S, T and D shares for additional information. Please see www.breit.com/performance for information on BREIT’s returns. See “Important Disclosure Information–Returns” and “–Use of Leverage”.

2.

Publicly traded REITs reflect the MSCI U.S. REIT Index total return as of June 30, 2026. Private real estate reflects the preliminary NFI-ODCE net total return as of June 30, 2026. BREIT’s Class I inception date is January 1, 2017. During the period from January 1, 2017 to June 30, 2026, BREIT’s Class I annualized total net returns of 9.4% was 36% higher than the MSCI U.S. REIT Index annualized total return of 6.9%. During the period from January 1, 2017 to June 30, 2026, BREIT Class I’s annualized total return of 9.4% was 2.7x the preliminary NFI-ODCE annualized total net return of 3.5%. BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. The volatility and risk profile of the indices presented are likely to be materially different from that of BREIT including that BREIT’s fees and expenses may be higher and BREIT shares are significantly less liquid than publicly traded REITs. See “Important Disclosure Information–Index Definitions”.

3.

As of June 30, 2026. Represents Class I shares. Reflects the current month’s distribution annualized and divided by the prior month’s net asset value, which is inclusive of all fees and expenses. Annualized distribution rate for the other share classes: Legacy Class S: 3.8%; Class S-2: 3.8%; Legacy Class T: 3.8%; Class T-2: 3.8%; Legacy Class D: 4.5%; Class D-2: 4.5%. Class S-2, Class T-2 and Class D-2 shares were first sold on September 1, 2025. Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources. Our inception to date cash flows from operating activities, along with inception to date net gains from investment realizations, have funded 100% of our distributions through March 31, 2026. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distributions” in BREIT’s Quarterly Report on Form 10-Q for more information.

4.

7.3% tax-equivalent distribution rate assumes that the investment in BREIT shares is not sold or redeemed and reflects the pre-tax distribution rate an investor would need to receive from a theoretical investment to match the 4.6% after-tax distribution rate earned by a BREIT Class I stockholder based on BREIT’s 2025 ROC of 100%, if the distributions from the theoretical investment (i) were classified as ordinary income subject to tax at the top marginal tax rate of 37%, (ii) did not benefit from the 20% tax rate deduction and (iii) were not classified as ROC. The ordinary income tax rate could change in the future. Tax-equivalent distribution rate for the other share classes are as follows: Class S: 6.0%; Class S-2: 6.0%; Class T: 6.1%; Class T-2: 6.1%; Class D: 7.1% and Class D-2: 7.1%. The tax-equivalent distribution rate would be reduced by 1.2%, 1.2%, 1.2%, 1.2%, 1.4% 1.4% and 1.5% for Class S, S-2, T, T-2, D, D-2, and I shares, respectively, taking into account deferred capital gains tax that would be payable upon redemption. This assumes a one-year holding period and includes the impact of deferred capital gains tax incurred in connection with a redemption of BREIT shares. Upon redemption, an investor is assumed to be subject to tax on all prior return of capital distributions at the current maximum capital gains rate of 20%. The capital gains rate could change in the future. ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the return of capital distributions. See “Important Disclosure Information–Tax Information” for more information.

5.

ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. BREIT’s ROC in 2021, 2022, 2023, 2024 and 2025 was 92%, 94%, 85%, 96% and 100%, respectively.

6.

Represents states with the highest state tax rate. State tax rate assumes top marginal tax rates plus any applicable surtaxes. NY State: 10.9%; NYC: 3.876%; CA: 13.3%; Includes 37% federal tax rate. NYC Resident tax rate includes the New York State Tax Rate. BREIT tax equivalent distribution rate: NY State: 8.8%; NYC: 9.5%; CA: 9.3%.

7.

As of June 30, 2026, BREIT has delivered 112, 112, 109 and 110 months of consecutive distributions for the Class I, S, T and D shares, respectively. Class S-2, T-2 and D-2 shares were first sold on September 1, 2025, and BREIT has delivered 10, 10 and 10 months of consecutive distributions for the Class S-2, T-2 and D-2 shares, respectively, as of June 30, 2026.

8.

Green Street Advisors, as of June 30, 2026. Reflects the Commercial Property Price Index for All Property, which captures the prices at which U.S. commercial real estate transactions are currently being negotiated and contracted. 14% reflects decrease from April 30, 2022 peak. “Recovery underway” reflects 9% increase from November 30, 2023 trough. See “Important Disclosure Information–Index Definitions”.

9.

S&P 500 reflects total gross return, as of June 30, 2026. Oct’22 trough refers to October 12, 2022. Corporate bonds reflect the total return of the ICE BofA U.S. High Yield Index, as of June 30, 2026. Sep’22 trough refers to September 29, 2022.

10.	Refers to fundraising for non-traded and publicly traded REIT products.

11.	As of June 30, 2026. Monthly net flows represent share repurchase requests and subscriptions.

12.

Real estate allocations represent PERE 2026 Investor Perspectives, as of February 3, 2026. Reflects survey data indicating that 45% of institutional investors have an appetite to invest more capital in real estate over the next 12 months than the prior 12 months. There can be no guarantee that this reported appetite will translate into actual capital allocations, and actual allocation levels may differ materially from investor sentiment or expectations expressed in the survey.

13.	MSCI U.S. Equity REIT Total Return Indices and S&P performance refer to Bloomberg, as of June 30, 2026.

14.

Represents annual starts and deliveries as a percent of prior year-end stock figures. Starts and deliveries data reflects institutional-quality product across RealPage Market Analytics Top 150-tracked markets and excludes NYC, as of March 31, 2026. Multifamily refers to RealPage Market Analytics, as of March 31, 2026. Represents change in annual starts as a percent of prior year end stock figures for the trailing twelve months as of Q1’26 compared to the year-ended 2022. As of June 30, 2026, the multifamily sector accounted for 18% of BREIT’s real estate asset value. Industrial refers to CoStar, as of April 15, 2026. Represents change in annual starts as a percent of prior year-end stock figures for the trailing twelve months as of Q1’26 compared to the year-ended 2022. Data reflects the following Logistics and Flex subsectors per CoStar: Light Manufacturing, Manufacturing, Showroom, Bulk Warehouse, Distribution, Light Distribution, Light Industrial and Warehouse. As of June 30, 2026, the industrial sector accounted for 20% of BREIT’s real estate asset value.

15.	Blackstone Proprietary Data, as of March 2026.

16.

Blackstone Proprietary Data, as of June 30, 2026. Represents est. all-in borrowing costs for high-quality logistics transactions at ~65-70% avg. LTV assuming ~5% cap rates. Spread reflects weighted average spread across all rating tranches applied to est. rating agency capital structures from each respective period. ’23 Wide reflects peak base rate and spreads for representative logistics BX SASB CMBS transactions in ’23. Jun’26 reflects all-in borrowing costs across recent logistics BX SASB CMBS transactions.

17.	Reflects J.P. Morgan, as of June 30, 2026. Represents conduit, SASB, and CRE CLO.

18.	Transaction volume reflects MSCI Real Capital Analytics, as of May 31, 2026. Reflects transactions over $2.5M. Pre-COVID reflects 2015–2019.

19.

World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of June 30, 2026. Blackstone is a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is our sponsor and an affiliate of BX REIT Advisors L.L.C. (the “Adviser”). Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of our sponsor and its affiliates. An investment in BREIT is not an investment in our sponsor or Blackstone as BREIT is a separate and distinct legal entity.

20.

“Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all of BREIT’s real estate investments, excluding the value of any third-party interests in such real estate investments. Rental Housing includes the following subsectors: multifamily (18%), student housing (8%), affordable housing (8%), single family rental housing (7%) and other rental housing (represents manufactured housing (1%)). Please see the prospectus for more information on BREIT’s investments. Sunbelt refers to ~65% concentration in the South and West regions of the U.S. as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”). “Region Concentration” represents regions as defined by NCREIF and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all of BREIT’s real estate properties, excluding the value of any third-party interests in such real estate properties. “Non-U.S.” reflects investments in Europe and Canada.

21.

Reflects capex spend by five largest hyperscalers (includes finance lease liabilities). Historical figures reflect publicly reported data. 2026F based on respective company guidance (Amazon, Google, Meta, and Microsoft), as of April 2026. Oracle based on Morgan Stanley Equity Research, as of February 2026.

22.

Largest and fastest growing data center company reflects Blackstone Proprietary Data and datacenterHawk, as of June 30, 2026. “Largest” refers to leased megawatts, and “fastest growing” refers to numerical growth in leased megawatts since Q4 2019 of QTS relative to a peer set of the largest data center companies in the world.

23.	Based on leased megawatts at acquisition vs. June 30, 2026 (at 100% ownership).

24.	Represents BREIT’s deployment into QTS data center developments for the six months and year ended June 30, 2026.

25.

Reflects total cost for committed development projects as of June 30, 2026, at 100% ownership. Reflects signed leases. As of June 30, 2026, BREIT’s ownership in QTS was 35.4% and the QTS investment accounted for 26.1% of BREIT’s real estate asset value. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance.

26.	Amazon, as of December 31, 2025.

27.	McKinsey, as of October 17, 2025.

28.

U.S. Census Bureau, as of March 31, 2026. Represents 2.2x increase in e-commerce penetration from the year ended December 31, 2015 to the trailing one-year period ended March 31, 2026. Penetration represents e-commerce sales’ share of total retail sales excluding auto, gas food and services.

29.

The White House, as of April 2026. There can be no assurance that these investments will occur as announced, on any particular timeline, or at all, or that any resulting spillover demand will materialize.

30.	Blackstone Proprietary Data. Refers to the 9 months ended June 30, 2026.

31.

Blackstone Proprietary Data, as of June 30, 2026. Reflects the total square footage leased, including both new leases and renewals, for the year-to-date period ended June 30, 2026 compared to the year-to-date period ended June 30, 2025.

32.	As of June 30, 2026. Represents YTD leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable.

33.

Represents the estimated embedded growth potential between BREIT’s in place industrial portfolio rents and achievable market rents. See “Important Disclosure Information—Embedded Growth”. This is not a measure, or indicative, of overall portfolio performance or returns. Certain individual BREIT property sectors may have lower embedded rent growth potential, including rental housing, which accounts for 42% of BREIT’s real estate asset value as of June 30, 2026, and has an average 3% embedded rent growth potential as of June 30, 2026. BREIT’s portfolio has a 5.8-year weighted average lease length. Reflects real estate properties only, including unconsolidated properties, and does not include real estate debt investments. For more information on BREIT’s property sectors and a complete list of BREIT’s real estate investments (excluding equity in public and private real estate-related companies), visit www.breit.com/properties. Embedded rent growth will not directly correlate with increased performance or returns and is presented for illustrative purposes only and does not constitute forecasts. There can be no assurance that any such results will actually be achieved. A number of factors, including operating expenses as described in BREIT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2026, will impact BREIT’s net performance or returns. Any expectations that in-place rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change.

34.	Brookings Institute, as of November 2024. Reflects the cumulative shortfall for total residential units (owned and rented) from 2006–2023.

35.

Blackstone Proprietary Data as of June 30, 2026. Represents the difference between monthly cost of ownership (including mortgage payments, taxes, maintenance costs, insurance, and HOA fees) and monthly rents for HPA and Tricon portfolios. Cost of ownership assumes 3.5% down payment; 6.8% FHA 30-yr. fixed rate mortgage (including 0.5% mortgage insurance); 3.5% amortized loan closing costs; 1% maintenance costs; insurance, HOA, and Real Estate Taxes.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT, including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets.

An investment in private real estate (i) differs from high yield corporate bonds and the ICE BofA High Yield Index in that private real estate investments are not fixed-rate debt instruments and such bonds represent debt issued by corporations across a variety of issuers with varying pricing, terms and conditions, (ii) differs from the MSCI U.S. REIT Index in that private real estate investments are not publicly traded U.S. Equity REITs, (iii) differs from the NFI-ODCE in that such index represents various private real estate funds with differing terms and strategies, (iv) differs from equities, the S&P 500 Index in that private real estate investments are not large or mid cap stocks and are not publicly traded, (v) differs from the Green Street Commercial Property Price Index in that such index represents various private real estate values with differing sector concentrations.

The Green Street Commercial Property Price Index (“CPPI”) is a value-weighted time series of unleveraged U.S. commercial property values with an inception date of December 31, 1997. CPPI is shown to illustrate general market trends for informational purposes only, does not represent any specific investment and does not reflect how BREIT has performed or will perform in the future. The index captures the prices at which commercial real estate transactions are currently being negotiated and contracted, measuring price changes across select property types covered by Green Street Advisors. All Property Sector weights: retail (20%), apartments (15%), health care (15%), industrial (12.5%), office (12.5%), lodging (7.5%), data center (5%), net lease (5%), self-storage (5%), and manufactured home park (2.5%). Apartments refers to multifamily, lodging refers to hospitality.

The ICE BofA U.S. High Yield Index is a capitalization-weighted index that measures the performance of USD-denominated, below investment grade rated, fixed rate corporate debt publicly issued in the U.S. domestic market. An investment in high-yield corporate bonds is generally considered to be a less risky investment than private real estate.

The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis.

The NFI-ODCE is a capitalization-weighted, gross of fees, time-weighted return index with an inception date of December 31, 1977. Published reports also contain equal-weighted and net of fees information. Open-end funds are generally defined as infinite-life vehicles consisting of multiple investors who have the ability to enter or exit the fund on a periodic basis, subject to contribution and/or redemption requests, thereby providing a degree of potential investment liquidity. The term diversified core equity typically reflects lower-risk investment strategies utilizing low leverage and is generally represented by equity ownership positions in stable U.S. operating properties diversified across regions and property types. While funds used in the NFI-ODCE have characteristics that differ from BREIT (including differing management fees and leverage), BREIT’s management feels that the NFI-ODCE is an appropriate and accepted index for the purpose of evaluating the total returns of direct real estate funds. Comparisons shown are for illustrative purposes only and do not represent specific investments. Investors cannot invest in this index. BREIT has the ability to utilize higher leverage than is allowed for the funds in the NFI-ODCE, which could increase BREIT’s volatility relative to the index. Additionally, an investment in BREIT is subject to certain fees that are not contemplated in the NFI-ODCE.

The S&P 500 Index is a market capitalization-weighted index that includes 500 stocks representing all major industries. Returns are denominated in U.S. dollars. The S&P 500 Index is a proxy of the performance of the broad U.S. economy through changes in aggregate market value. The S&P 500 Index is a widely used barometer of U.S. stock market performance. The key risk of the S&P 500 Index is the volatility that comes with exposure to the stock market.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD. The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions and pre-leased but not yet occupied development properties.

Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BREIT believes these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, BREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: July 24, 2026

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer